UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2018

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

 On May 1, 2018, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Credit and Security Agreement (the “Credit Agreement”), by and among the Company, as borrower, the Company’s subsidiaries party thereto from time to time, each as a borrower (and together with the Company, the “Borrowers”), MidCap Financial Trust (“MidCap”), as agent (“Agent”) and as lender, and the additional lenders party thereto from time to time (together with MidCap as a lender, the “Lenders”).

The Credit Agreement provides a secured term loan facility in an aggregate principal amount of up to $200 million (the “Term Loan”). Under the terms of the Credit Agreement, the Term Loan will be made in three separate tranches (each, a “Tranche”), with each Tranche to be made available to the Company, at the Company’s option, upon the Company’s achievement of certain milestones. The first Tranche of $75.0 million (“Tranche 1”) may be drawn by the Company on or before July 31, 2018, provided that the Company satisfies certain conditions described in the Credit Agreement, including approval by the U.S. Food and Drug Administration (the “FDA”) of the New Drug Application (“NDA”) for the Company’s TX-004HR drug candidate. The second Tranche of $75.0 million (“Tranche 2”) may be drawn by the Company on or before May 31, 2019, provided that the Company satisfies certain conditions described in the Credit Agreement, including (i) that Tranche 1 has been drawn, (ii) the approval by the FDA of the NDA for the Company’s TX-001HR drug candidate and (iii) the Company has consummated its first commercial sale in the United States of TX-001HR. The third Tranche of $50.0 million (“Tranche 3”) may be drawn by the Company on or before December 31, 2019, provided that the Company satisfies certain conditions described in the Credit Agreement, including that (i) Tranche 2 has been drawn and (ii) the Borrowers have generated at least $75.0 million of consolidated net revenue attributable to commercial sales of TX-001HR and TX-004HR during the twelve-month period ending immediately prior to the funding of Tranche 3.

Amounts borrowed under the Term Loan will bear interest at a rate equal to the sum of (i) one month LIBOR (subject to a LIBOR floor of 1.50%) plus (ii) 7.75% per annum. Interest on amounts borrowed under the Term Loan will be due and payable monthly in arrears. Principal on each Tranche will be payable in 36 equal monthly installments beginning May 1, 2020 until paid in full on May 1, 2023 (the “Maturity Date”), provided, however, that if the Borrowers generate at least $95.0 million of consolidated net revenue attributable to commercial sales of TX-001HR and TX-004HR by December 31, 2019, the Borrowers may extend the interest-only period by an additional 12 months to May 1, 2021.

The Term Loan may be prepaid, in whole or in part, subject to a prepayment fee on the amount being prepaid (or required to be prepaid, if such amount is greater) of (i) 4.0% for the first year following the Tranche 1 funding date, (ii) 3.0% for the second year following the Tranche 1 funding date and (iii) 2.0% thereafter. Upon repayment of the Term Loan at the Maturity Date or prepayment on any earlier date, the Company will be required to pay a termination payment based on the principal amount paid or prepaid. In connection with the execution of the Credit Agreement, the Company paid Agent, for the benefit of all Lenders, an origination fee equal to 1.00% of the maximum potential amount of the Term Loan. The Borrowers will also pay Agent an annual administration fee based on the amounts borrowed under the Term Loan, in addition to other fees and expenses.

The obligations of the Borrowers under the Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a first priority perfected security interest in all existing and after-acquired assets of the Borrowers. The obligations under the Credit Agreement will be guaranteed by each of the Company’s future direct and indirect subsidiaries (other than certain non-U.S. subsidiaries of the Company and certain U.S. subsidiaries substantially all of whose assets consist of equity interests in non-U.S. subsidiaries, subject to certain exceptions).

The Credit Agreement contains customary restrictions and covenants applicable to the Borrowers. Among other requirements, the Borrowers must (i) maintain a minimum cash balance of $50.0 million and (ii) achieve certain minimum consolidated net revenue amounts attributable to commercial sales of the Company’s products. The Credit Agreement also contains customary covenants that limit, among other things, the ability of the Borrowers to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain permitted indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions.

The Credit Agreement contains customary representations and warranties and events of default relating to, among other things, payment defaults, breaches of covenants, the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect (as defined in the Credit Agreement), delisting of the Company’s common stock, bankruptcy and insolvency, cross defaults with certain material indebtedness and certain material contracts, judgments and inaccuracies of representations and warranties. Upon or after an event of default, Agent and the Lenders may declare all or a portion of the Company’s obligations under the Credit Agreement to be immediately due and payable and exercise other rights and remedies provided for under the Credit Agreement.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 2.02.	Results of Operations and Financial Condition.

On May 3, 2018, the Company issued a press release announcing its financial results for its first quarter ended March 31, 2018. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release announcing the Company’s financial results for its first quarter ended March 31, 2018 and its entry into the Credit Agreement. The press release is furnished as Exhibit 99.1 hereto. The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

99.1	Press Release from TherapeuticsMD, Inc., dated May 3, 2018, entitled TherapeuticsMD Announces First Quarter 2018 Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer